Exhibit 99.1

MONDAY OCTOBER 27, 2025

SOTHERLY HOTELS INC. ANNOUNCES DEFERRAL OF PAYMENT OF PREFERRED DIVIDENDS

Williamsburg, Virginia – October 27, 2025 – Sotherly Hotels Inc. (NASDAQ: SOHO) (the “Company”) today announced that it is deferring payment of its previously announced dividends for its Series B Cumulative Redeemable Perpetual Preferred Stock, Series C Cumulative Redeemable Perpetual Preferred Stock, and Series D Cumulative Redeemable Perpetual Preferred Stock that were to be paid November 20, 2025, to shareholders of record as of October 31, 2025. In connection with that payment deferral, the October 31, 2025 record date for each of those series of preferred stock has been cancelled. The Company is also suspending future preferred stock dividends.

About Sotherly Hotels Inc.

Sotherly Hotels Inc. is a self-managed and self-administered lodging REIT focused on the acquisition, renovation, upbranding and repositioning of upscale to upper-upscale full-service hotels in the Southern United States. The Company may also opportunistically acquire hotels throughout the United States. Currently, the Company’s portfolio consists of investments in ten hotel properties, comprising 2,786 rooms, as well as interests in two condominium hotels and their associated rental programs. The Company owns hotels that operate under the Hilton Worldwide and Hyatt Hotels Corporation brands, as well as independent hotels. Sotherly Hotels Inc. was organized in 2004 and is headquartered in Williamsburg, Virginia. For more information, please visit www.sotherlyhotels.com.

Contact at the Company:

Scott Kucinski

Sotherly Hotels Inc.

306 South Henry Street, Suite 100

Williamsburg, Virginia 23185

(757) 229-5648

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Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed transaction described in the Company’s Form 8-K filed with the SEC on October 27, 2025 (the “Proposed Transaction”), the Company plans to file relevant materials with the SEC, including a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement for the Proposed Transaction with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the Proposed Transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO CAREFULLY

READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. The definitive proxy statement, the preliminary proxy statement, and any other relevant materials in connection with the Proposed Transaction (when they become available) and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov or by accessing the Investor Relations section of the Company’s website at https://investors.sotherlyhotels.com. Alternatively, these documents, when available, can be obtained free of charge from the Company upon written request to the Company at 306 South Henry Street, Suite 100 Williamsburg, Virginia 23185.

Participants in the Solicitation

This communication is not a solicitation of proxies in respect of the Proposed Transaction. The Company and its directors and certain of its executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s stockholders with respect to the Proposed Transaction. Information about the Company’s directors and executive officers and their interests in the Company’s securities is set forth including under the headings entitled “Proposal I – Election of Directors,” “Executive Officers of the Company Who Are Not Directors,” “Independent Directors”; “Transactions with Related Persons,” “Director and Executive Compensation,” “Compensation of Directors,” and “Principal Holders,” in the Company’s proxy statement on Schedule 14A for its 2025 annual meeting of stockholders, filed with the SEC on October 1, 2025, and subsequent documents filed with the SEC. You may obtain free copies of these documents using the sources indicated above.

Additional information regarding the identity of participants in the solicitation of proxies, and a description of their direct or indirect interests in the Proposed Transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the Proposed Transaction when they become available. You may obtain free copies of these documents using the sources indicated above.

Cautionary Statement Regarding Forward Looking Statements

This communication contains forward-looking statements within the meaning of the federal securities laws, and as such may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe our current strategies, expectations and future plans, are generally identified by our use of words, such as “intend,” “plan,” “may,” “should,” “will,” “project,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “opportunity,” and similar expressions, whether in the negative or affirmative, but the absence of these words does not necessarily mean that a statement is not forward looking. All statements regarding our expected financial position, business and financing plans are forward-looking statements. Readers should specifically consider the various factors identified in this communication and reports filed by the Company with the SEC, including, but not limited to those discussed in the sections entitled “Risk Factors” and “Management's Discussion and Analysis of Financial Conditions and Results of Operations” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and the Company’s subsequent periodic reports filed with the SEC that could cause actual results to differ.

Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of the management’s control. It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements. In addition to factors discussed in the reports the Company files with the SEC from time to time, risks and uncertainties for the Company include, but are not limited to: the possibility that some or all of the anticipated benefits of the Proposed Transaction will not be realized or will not be realized within the expected time period; the parties’ inability to meet expectations regarding the timing, completion and accounting and tax treatments of the Proposed Transaction; the inability to complete the Proposed Transaction due to the failure of the Company’s stockholders to adopt the merger agreement for the Proposed Transaction; the failure to satisfy other conditions to completion of the Proposed Transaction; the failure of the Proposed Transaction to close for any other reason; diversion of management's attention from ongoing business operations and opportunities due to the Proposed Transaction; the challenges of integrating and retaining key employees; certain restrictions during the pendency of the Proposed Transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; the effect of the announcement of the Proposed Transaction on the customer and employee relationships and operating results of the Company; the possibility that the Proposed Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; the occurrence of any event, change or other circumstance that could give rise to the termination of the Proposed Transaction, including in circumstances requiring the Company to pay a termination fee; unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, outbreaks of war or hostilities; and general competitive, economic, political and market conditions and fluctuations. All forward-looking statements included in this communication are made as of the date hereof and are based on information available at that time. Except as required by law, the Company does not assume any obligation to update any forward-looking statement to reflect events or circumstances that occur after the date the forward-looking statements were made.

These risks, as well as other risks associated with the Proposed Transaction, will be more fully discussed in the proxy statement that will be filed with the SEC in connection with the Proposed Transaction. There can be no assurance that the Proposed Transaction will be completed, or if it is completed, that it will close within the anticipated time period. These factors should not be construed as exhaustive and should be read in conjunction with the other forward-looking statements. The forward-looking statements relate only to events as of the date on which the statements are made. The Company does not undertake any obligation to publicly update or review any forward-looking statement except as required by law, whether as a result of new information, future developments or otherwise. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements. We caution that you should not place undue reliance on any of our forward-looking statements. You should specifically consider the factors identified in this communication that could cause actual results to differ. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect the Company.